EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T’s subsidiaries as to State or Jurisdiction of Organization as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
BB&T Leasing Corporation	North Carolina
BB&T Investment Services, Inc.	North Carolina
BB&T Insurance Services, Inc.	North Carolina
Independent Trustees, Inc.	Virginia
First Virginia Insurance Services of Maryland	Maryland
Grey Eagle, Inc.	Delaware
Prime Rate Premium Finance Corporation, Inc.	South Carolina
Reliable Policy Management, LLC	South Carolina
Agency Technologies, Inc.	South Carolina
Farr Associates, Inc.	North Carolina
Stanley, Hunt, DuPree & Rhine, Inc.	North Carolina
FundNet, Inc.	North Carolina
BB&T Credit Participation Company	Georgia
BB&T Service Corporation	Nevada
Branch Investments, LLC	Delaware
Branch Management, LLC	Delaware
Branch Administrators Limited	United Kingdom
Branch Holdings, LLC	Delaware
Branch Funding Trust	Delaware
Branch Finance, LLC	Delaware
Liberty Mortgage Corporation	Georgia
Laureate Capital, LLC	North Carolina
PMB Holdings Inc.	Tennessee
PMB Investments, Inc.	Georgia
Lendmark Financial Services, Inc.	Georgia
Lendmark Mortgage and Finance, Inc.	Georgia
Lendmark Reinsurance Company, Ltd.	Turks & Caicos Islands
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
CRC Insurance Services, Inc.	Alabama

Subsidiary	State or Jurisdiction of Organization
Real Property, Inc.	New York
Real Restaurant Owners, Inc.	New York
BB&T Mortgage Reinsurance Company	Vermont
Branch Realty, Inc.	Virginia
Matewan Real Estate Holdings, Inc.	Delaware
Matewan Realty Inc.	Delaware
BT Financial Corporation	North Carolina
Sterling Title Holdings, Inc.	Maryland
Sterling I, Inc.	Maryland
Sterling III, Inc.	Maryland
Matewan Insurance and Investments, Inc.	West Virginia
First Freedom Investments, Inc.	Georgia
First Freedom Insurance Services, Inc.	Georgia
Carson Insurance Agency	West Virginia
Nicholas County Insurance Agency	West Virginia
Patterson Bell & Crane Company	West Virginia
OVB Foreclosed Properties, Inc.	West Virginia
One Property Management, Inc.	West Virginia
One Valley Insurance Corporation	West Virginia
Arnall Insurance Agency	Georgia
Curtis Mortgage Company, Inc.	Tennessee
Frederick Underwriters, Inc.	Maryland
Friendly Finance Company, Inc.	Tennessee
Monocacy Management Company	Maryland
AutoBase Information Systems, Inc.	North Carolina
CSB Financial Services, Inc.	West Virginia
Regional Acceptance Corporation	North Carolina
Regional Acceptance Investment Corporation of Nevada	Nevada
Rega Insurance Services, Inc.	North Carolina
Greenville Car Mart, Inc.	North Carolina
Regional Fidelity Reinsurance Limited	Turks & Caicos Islands
Money 24, Inc.	North Carolina
Scott & Stringfellow Realty, Inc.	Virginia
Scott & Stringfellow Inc.	Virginia
National Financial Securities Corporation	Virginia
SHDR Investment Advisors, Inc.	South Carolina
MidAmerica Gift Certificate Company	Colorado
BB&T Factors Corporation	North Carolina
Unified Investors Life Insurance Company	Arizona
BB&T Bankcard Corporation	Georgia
BB&T Payroll Services Corporation	Georgia
Grey Hawk, Inc.	Nevada

Subsidiary	State or Jurisdiction of Organization
Mason-Dixon Capital Trust	Delaware
Mason-Dixon Capital Trust II	Maryland
MainStreet Capital Trust I	Virginia
Premier Capital Trust I	Georgia
FCNB Capital Trust	Delaware
AREA Services, Inc.	Kentucky
First Virginia Services, Inc.	Virginia
First Virginia Life Insurance Company	Virginia
Sheffield Financial, LLC	North Carolina
BB&T Overseas Leasing, Ltd.	Bermuda
BB&T Asset Management, Inc.	North Carolina
BB&T Assurance Co., LTD	Bermuda
Matewan Venture Fund, Inc.	West Virginia
Liberty Properties, Inc.	Georgia
One Valley Square, Inc.	West Virginia
Rose Shanis Financial Services, LLC	Maryland
Branch Banking and Trust Company of South Carolina	South Carolina
Southeastern Exchange Accomodation Services, Inc.	South Carolina
Investor Services, Inc.	South Carolina
FICORP of South Carolina	South Carolina
First Service Corporation	South Carolina
Branch Banking and Trust Company of Virginia	Virginia
BB&T-VA Collateral Service Corporation	Virginia
BB&T Credit Services, Inc.	Virginia
Colony Financial	Virginia
Fidelity Service Corporation	Virginia
Valley Security Insurance Company	Virginia
Creative Payment Solutions, Inc.	North Carolina
Wilson Fiduciary Management Corporation	Wyoming